UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

THE CHEFS' WAREHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road

Ridgefield, Connecticut 06877

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CHEF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 31, 2024, The Chefs’ Warehouse, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) to that certain Cooperation Agreement, dated as of March 1, 2024 (the “Cooperation Agreement”), by and among Legion Partners Asset Management, LLC, Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, and Raymond White (collectively, the “Investor Group” and each individually, an “Investor”).

The Amendment clarifies that the Board’s obligation to recommend, support and solicit proxies for the election of any of Richard N. Peretz and Wendy M. Weinstein (each, a “Specified Director”) at each meeting of the stockholders held prior to the expiration of the Standstill Period is subject to the exercise by the Board of its fiduciary duties under applicable law. The Amendment further provides that if, as a result of the exercise by the Board of its fiduciary duties under applicable law, the Board determines not to take any of the foregoing actions that would otherwise be required under the Cooperation Agreement, then, among other things, (i) the Investor Group would be permitted to seek election of the Specified Director as a director of the Company, (ii) the Investor Group would be permitted to solicit proxies in favor of any such Specified Director, make statements and announcements, and otherwise engage in communications with shareholders, in connection with such solicitation, and (iii) the obligations and restrictions of the Investor Group under the Cooperation Agreement in respect of voting the shares of common stock of the Company beneficially owned by them, standstill obligations, non-disparagement and public announcements would cease to apply in connection therewith.

In addition, the Amendment clarifies that certain other obligations of the Company under the Cooperation Agreement in respect of the size and composition of the Board are also subject to the exercise by the Board of its fiduciary duties under applicable law. The Amendment further provides that if, as a result of the exercise by the Board of its fiduciary duties under applicable law, the Board determines not to take any of the foregoing actions that would otherwise be required under the Cooperation Agreement, then, among other things, the obligations and restrictions of the Investor Group under the Cooperation Agreement in respect of voting their shares of common stock of the Company, standstill obligations, non-disparagement and public announcements would cease to apply.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Cooperation Agreement, copies of which are filed respectively as Exhibit 10.1 to this Current Report on Form 8-K, and as Exhibit 10.1 to the Current Report on Form 8-K filed on March 4, 2024, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Cooperation Agreement, by and among The Chefs’ Warehouse, Inc. and Legion Partners Asset Management, LLC, dated May 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary, Chief Government Relations Officer & Chief Administrative Officer

Date: May 31, 2024